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                               CUSTODIAN AGREEMENT

                             ______________ __, 2002

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171

Dear Sirs:

                     In accordance with Section 21A of the Custodian Agreement, dated October 20, 2000, as amended (the "Agreement"), between certain Credit Suisse Funds and State Street Bank and Trust Company (the "Bank"), Credit Suisse Strategic Small Cap Fund, Inc. (the "Fund") hereby notifies the Bank of the Fund's desire to amend Exhibit I of the Agreement to include the Fund, and to have the Bank render services as custodian under the terms of the Agreement.

                     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                             Very truly yours,
                                             CREDIT SUISSE STRATEGIC SMALL CAP
                                             FUND, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
       ---------------------------------
       Name:
       Title: